SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                             ____________________


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



  American General Corporation        Texas                 74-0483432
  (Exact name of registrant as   (State of incorporation  (I.R.S. Employer
    specified in its charter)       or organization       Identification No.)



                       American General Corporation
                       2929 Allen Parkway
                       Houston, Texas 77019-2155
              (Address, including zip code, of principal executive offices)




Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                       Name of each exchange on which
to be so registered                       each class is to be registered

7% Convertible Preferred Stock,           New York Stock Exchange, Inc.
      par value $1.50 per share


Securities to be registered pursuant to Section 12(g) of the Act: NONE



Item 1. Description of Registrant's Securities to be Registered.

        The securities registered herein consist of 7% Convertible Preferred Stock, par value $1.50 per share, of American General Corporation (the Company ). The terms of the 7% Convertible Preferred Stock are described in the Proxy Statement/Prospectus dated January 31, 1996, included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-00513) filed by the Company with the Securities and Exchange Commission (the Commission ). Such description of the 7% Convertible Preferred Stock is incorporated herein by reference.

Item 2. Exhibits.

        I.a. Form of Statement of Resolution Establishing Series of Shares of 7% Convertible Preferred Stock (included as an exhibit to Annex A to the Proxy Statement/Prospectus dated January 31, 1996 and referenced herein as Exhibit I.b.).

        I.b. Proxy Statement/Prospectus dated January 31, 1996, included in Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-00513) filed by the Company with the Commission.

        I.c. Specimen stock certificate for the 7% Convertible Preferred Stock (CUSIP No. 026351 80 9) (incorporated by reference to
                  Exhibit 2(e) to Amendment No. 1 to the Registration Statement No. 333-00513 filed by the company with the Commission).






























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                                  SIGNATURES

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


AMERICAN GENERAL CORPORATION



By:     /S/ JON P. NEWTON
        Jon P. Newton
        Vice Chairman and General Counsel

Date: February 21, 1996







































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                                 EXHIBIT INDEX




Exhibit
Number                      Document


I.a. Form of Statement of Resolution Establishing Series of Shares of 7% Convertible Preferred Stock (included as an exhibit to Annex A to the Proxy Statement/Prospectus dated January 31, 1996 and referenced herein as Exhibit I.b.).

I.b. Proxy Statement/Prospectus dated January 31, 1996, included in Amendment No. 1 to the Registration Statement on Form S-4
        (Registration No. 333-00513) filed by the company with the Commission.

I.c. Specimen stock certificate for the 7% Convertible Preferred Stock (CUSIP No. 026351 80 9) (incorporated by reference to Exhibit 2(e) to Amendment No. 1 to the Registration Statement No. 333-00513 filed by the company with the Commission).

































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